HERSHA HOSPITALITY TRUST

510 Walnut Street | 9th Floor

Philadelphia | PA | 19106

p. 215.238.1046 | f. 215.238.0157

hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES

FULL-YEAR AND FOURTH QUARTER 2014 RESULTS

- Full-Year 2014 Comparable Portfolio RevPAR Growth of 6.1% -

- Full-Year 2014 Hotel EBITDA Growth of 26.4% -

-  Full-Year 2014 AFFO per Share Growth of 20.0%  -

Philadelphia, PA, February 18, 2015 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha” or the “Company”), owner of upscale hotels in urban gateway markets, today announced results for the full-year and fourth quarter ended December  31, 2014.

Full‐Year and Fourth Quarter 2014 Financial Results

Net income applicable to common shareholders was $52.9 million, or $0.26 per diluted common share, for the full-year ended December 31, 2014 compared to net income applicable to common shareholders of $32.8 million, or $0.16 per diluted common share in 2013.  The increase in net income reported for the full‐year was primarily attributable to same store growth, contributions from stabilizing assets, as well as income generated from acquisitions and completed development projects.  Net income was further aided by non-recurring gains recorded on hotel dispositions, acquisitions and development loan recoveries during the year.

Adjusted Funds from Operations (“AFFO”) in 2014 increased by $16.3 million to $102.8 million, compared to $86.5 million in 2013.  The Company’s weighted average diluted common shares and units of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Unit”) outstanding were approximately 207.8 million as of December 31, 2014, compared to approximately 208.9 million as of December 31, 2013.  AFFO per diluted common share and OP Unit was $0.49, a 20% increase from AFFO of $0.41 per diluted common share and OP Unit reported in 2013.

AFFO in the fourth quarter increased  $3.7 million to $28.3 million, compared to $24.6 million in the fourth quarter 2013.  AFFO per diluted common share and OP Unit was $0.14, an increase from AFFO of $0.12 per diluted common share and OP Unit reported in the same quarter in 2013.  An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “The culmination of Hersha’s development pipeline and portfolio recycling strategy in 2014, combined with a reacceleration of corporate and leisure transient demand led to material improvement in the Company’s RevPAR quality and EBITDA growth.  Hersha’s young, high quality, urban transient portfolio concentrated in coastal gateway markets delivered Hotel EBITDA of $157.4 million and Consolidated RevPAR of $155.19 in 2014.  With our markets above prior peak occupancy, revenue management strategies in 2014 focused on generating ADR growth.  As a result, approximately 55% of our 2014 RevPAR growth was comprised of rate increases.  We expect a higher proportion of ADR driven RevPAR expansion in 2015 as our hotels continue to stabilize.  During fourth quarter 2014, the Consolidated Portfolio reported rate-driven RevPAR growth of 8.6%, supported by favorable market conditions on the West Coast and in Boston, where our RevPAR increased 17.1% and 10.1%, respectively.”

Mr. Shah continued, “During 2014, we continued to execute our focused and differentiated approach by acquiring high quality independent hotels in Southern California and South Florida, markets that boast significant barriers-to-entry and growing, high-rated transient demand.  In addition, we successfully delivered two new hotels in robust Manhattan submarkets with deep and diverse corporate and leisure demand.  As we look ahead, Hersha’s pure-play urban transient portfolio is expected to benefit from an improving macroeconomic environment, ADR‐based growth, portfolio ramp‐up and stabilization, and minimal renovation disruption.  In addition, the net asset value of Hersha’s geographically concentrated portfolio continues to increase, driven in part by international capital seeking well‐located cash flowing real estate in recognizable safe, stable and liquid U.S. gateway markets.”

Fourth Quarter 2014 Operating Results

For fourth quarter 2014, revenue per available room (“RevPAR”) at the Company's 46 consolidated hotels as of December 31, 2014, compared to 43 hotels as of December 31, 2013, increased 8.6% to $161.37.  The Company’s average daily rate (“ADR”) for the consolidated hotel portfolio increased 4.9% to $198.37, while occupancy increased 275 basis points to 81.3%. Hotel EBITDA margins for the consolidated hotel portfolio increased 50 basis points to 38.0%, with Hotel EBITDA increasing 24.3%, or $8.4 million, to $42.9 million.

For fourth quarter 2014, RevPAR at the Company’s 44 comparable hotels increased 5.7% to $158.20, with an ADR increase of 3.4% to $195.91 and occupancy growth of 178 basis points to 80.8%.  As previously mentioned, the Company’s best performing market during the fourth quarter was the West Coast, which reported 17.1% RevPAR growth.  The Company’s Boston portfolio reported 10.1% RevPAR growth, while the Washington, DC and Philadelphia portfolios delivered 14.9% and 12.0% growth, respectively.  The Company’s comparable South Florida portfolio continued to be impacted by renovations at the Residence Inn Coconut Grove.  Excluding these renovations, the Company’s comparable South Florida portfolio reported 7.9% RevPAR growth in fourth quarter 2014.

New York City and Manhattan

The New York City hotel portfolio, which includes the five boroughs, consisted of 17 hotels as of December 31, 2014.  For fourth quarter 2014, the Company’s comparable New York City hotel portfolio (15 hotels) recorded a 2.2% increase in RevPAR to $226.59, as ADR rose 0.4% to $242.23, while occupancy increased 160 basis points to 93.5%.

The Manhattan hotel portfolio consisted of 14 hotels as of December 31, 2014. For fourth quarter 2014, the Company’s comparable Manhattan hotel portfolio (12 hotels) recorded a 2.6% increase in RevPAR to $244.81, as ADR remained relatively constant at $257.01, and occupancy increased 284 basis points to 95.3%.  The Company’s Manhattan portfolio reported strong EBITDA margins of 44.8% during the fourth quarter.

Financing

As of December 31, 2014, the Company maintained significant financial flexibility with approximately $21.7 million of cash and cash equivalents and full capacity under the Company’s revolving line of credit provided under its credit facility.  As of December  31, 2014, 84.0% of the Company’s consolidated debt is fixed rate debt or effectively fixed through interest rate swaps and caps.  The Company’s total consolidated debt has a weighted average interest rate of approximately 4.4% and a weighted average life-to-maturity of approximately 3.8 years assuming no extension options are exercised.

During fourth quarter 2014, the Company refinanced the mortgage debt at the Hilton Garden Inn Tribeca within a favorable financing environment in terms of rate, duration and proceeds.  The new $46.5 million loan is priced at 30-day LIBOR plus 2.30%, and is interest only in the first two years of the five-year term.

2015 Outlook

Hersha is introducing operating and financial expectations for fiscal year 2015 for the Company’s consolidated and comparable portfolios.  These expectations, which are based on the Company’s current view of operating and economic fundamentals,  assume no additional acquisitions, dispositions or capital market activities.  As a result, Hersha’s 2015 operating and financial expectations are as follows:

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	2015 Outlook
($’s in millions except per share amounts)	Low	High
Net Income	$27.0	$31.0
Net Income per diluted share	$0.13	$0.15

Consolidated RevPAR Growth	6.0%	8.0%
Consolidated EBITDA Margin Growth	75 bps	125 bps

Comparable Property RevPAR Growth	5.0%	6.0%
Comparable Property EBITDA Margin Growth	50 bps	100 bps

Adjusted EBITDA	$176.0	$180.0

Adjusted FFO	$116.0	$120.0
Adjusted FFO per diluted share	$0.56	$0.58

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Dividends

Hersha paid a dividend of $0.50 per Series B preferred share and $0.4297 per Series C preferred share for the fourth quarter 2014.   The preferred share dividends were paid on January 15, 2015 to holders of record as of January 1, 2015.

The Company’s Board of Trustees also declared quarterly cash dividends of $0.07 per common share and per OP Unit for the fourth quarter. The common share dividend and the OP Unit distribution was paid January 15, 2015 to holders of record as of January 5, 2015.

Fourth Quarter 2014 Conference Call

The Company will host a conference call to discuss its financial results at 8:00 a.m. Eastern Time on Thursday, February 19, 2015.    A live webcast of the conference call will be available on the Company’s website at www.hersha.com.  The conference call can be accessed by dialing 1-888-359-3624 or 1-719-325-2469 for international participants.  A replay of the call will be available from 12:00 p.m. Eastern Time on Thursday, February 19, 2015, through midnight Eastern Time on Thursday, March 5, 2015. The replay can be accessed by dialing 1-877-870-5176 or 1-858-384-5517 for international participants.  The passcode for the call and the replay is 6610872.  A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale hotels in urban gateway markets. The Company's 51 hotels totaling 8,259 rooms are located in New York, Boston, Philadelphia, Washington, DC, Miami and select markets on the West Coast and South Florida. The Company's shares are traded on The New York Stock Exchange under the ticker “HT”.

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Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2015 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, Adjusted FFO, Adjusted FFO per weighted average common share and OP Unit outstanding, consolidated and comparable RevPAR growth and consolidated and comparable EBITDA margin growth, economic and other assumptions underlying the Company’s 2015 outlook, the Company’s ability to grow operating cash flow, leverage rate-driven revenue growth, return capital to its shareholders, whether in the form of increased dividends or otherwise, and to outperform, the ability of recently acquired hotels to achieve stabilized or projected revenue, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to increase margins, including hotel EBITDA margins, the expected increase in the net asset value of the hotels in our portfolio as a result of capital being invested by foreign or domestic investors or for any other reason, and the Company’s ability to achieve its forecasted stabilization rates. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements.  For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time.  All information provided in this press release, unless otherwise stated, is as of February 18, 2015, and the Company undertakes no duty to update this information unless required by law.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	December 31, 2014	December 31, 2013
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation, Including Consolidation of Variable Interest Entity Assets of $84,247 and $85,759	$1,745,483	$1,535,835
Investment in Unconsolidated Joint Ventures	11,150	12,044
Cash and Cash Equivalents	21,675	36,213
Escrow Deposits	16,941	25,938
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $39 and $43	9,363	9,141
Deferred Financing Costs, Net of Accumulated Amortization of $6,938 and $7,070	8,605	7,570
Due from Related Parties	6,580	11,124
Intangible Assets, Net of Accumulated Amortization of $3,514 and $3,227	7,316	7,603
Deposits on Hotel Acquisitions	-	18,586
Other Assets	28,426	27,460
Hotel Assets Held for Sale	-	56,583
Total Assets	$1,855,539	$1,748,097

Liabilities and Equity:
Line of Credit	$-	$-
Unsecured Term Loan	250,000	150,000
Unsecured Notes Payable	51,548	51,548
Mortgages Payable, including Net Unamortized Premium and Consolidation of Variable Interest Entity Debt of $54,132 and $55,714	617,375	571,953
Accounts Payable, Accrued Expenses and Other Liabilities	54,115	40,852
Dividends and Distributions Payable	17,909	15,955
Due to Related Parties	7,203	4,815
Liabilities Related to Hotel Assets Held for Sale	-	45,835
Total Liabilities	$998,150	$880,958

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 4,600,000 Series B and 3,000,000 Series C Shares Issued and Outstanding at December 31, 2014 and December 31, 2013, with Liquidation Preferences of $25 Per Share	$76	$76
Common Shares: Class A, $.01 Par Value, 300,000,000 Shares Authorized, 198,835,083 and 202,759,419 Shares Issued and Outstanding at December 31, 2014 and December 31, 2013, respectively	1,989	2,028
Common Shares: Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at December 31, 2014 and December 31, 2013	-	-
Accumulated Other Comprehensive Loss	(358)	(376)
Additional Paid-in Capital	1,193,056	1,200,798
Distributions in Excess of Net Income	(365,381)	(364,568)
Total Shareholders' Equity	829,382	837,958

Noncontrolling Interests:
Noncontrolling Interests - Common Units	29,082	29,523
Noncontrolling Interests - Consolidated Variable Interest Entity	(1,075)	(342)
Total Noncontrolling Interests	28,007	29,181

Total Equity	857,389	867,139

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Revenues:
Hotel Operating Revenues	$112,895	$92,045	$417,226	$338,064
Interest Income from Development Loans	-	-	-	158
Other Revenue	31	56	180	191
Total Revenues	112,926	92,101	417,406	338,413

Operating Expenses:
Hotel Operating Expenses	60,952	50,880	227,324	188,431
Insurance Recoveries	-	-	(4,604)	(403)
Hotel Ground Rent	718	246	2,433	985
Real Estate and Personal Property Taxes and Property Insurance	8,322	6,329	30,342	24,083
General and Administrative	4,181	5,156	14,335	14,123
Share Based Compensation	1,872	2,927	6,028	9,746
Acquisition and Terminated Transaction Costs	328	171	2,472	974
Depreciation and Amortization	16,802	14,628	69,167	55,784
Contingent Consideration Related to Hotel Acquisition	1,000	-	2,000	-
Total Operating Expenses	94,175	80,337	349,497	293,723

Operating Income	18,751	11,764	67,909	44,690

Interest Income	59	409	805	1,784
Interest Expense	(11,108)	(10,642)	(43,357)	(40,935)
Other (Expense) Income	(104)	171	(485)	(102)
Gain on Disposition of Hotel Properties	-	-	7,195	-
(Loss) Gain on Hotel Acquisitions, Net	(927)	(12)	12,667	12,096
Development Loan Recovery	-	-	22,494	-
Loss on Debt Extinguishment	(26)	-	(670)	(545)
Income before Income (Loss) from Unconsolidated Joint Venture Investments, Income Taxes and Discontinued Operations	6,645	1,690	66,558	16,988

Unconsolidated Joint Ventures
Income (Loss) from Unconsolidated Joint Ventures	87	(1)	693	(22)
Impairment of Investment in Unconsolidated Joint Venture	-	(1,813)	-	(1,813)
Loss from Remeasurement of Investment in Unconsolidated Joint Ventures	-	-	-	-
Income (Loss) from Unconsolidated Joint Venture Investments	87	(1,814)	693	(1,835)

Income (Loss) before Income Taxes	6,732	(124)	67,251	15,153

Income Tax Benefit	1,879	3,318	2,685	5,600

Income from Continuing Operations	8,611	3,194	69,936	20,753

Discontinued Operations
Gain (Loss) on Disposition of Discontinued Assets	-	31,089	(128)	32,121
Impairment of Discontinued Assets	-	-	(1,800)	(10,314)
Income from Discontinued Operations, Net of Income Taxes	-	2,956	263	7,388
Income (Loss) from Discontinued Operations	-	34,045	(1,665)	29,195

Net Income	8,611	37,239	68,271	49,948

Loss (Income) Allocated to Noncontrolling Interests	84	(963)	(1,016)	(335)
Preferred Distributions	(3,589)	(3,589)	(14,356)	(14,611)
Extinguishment of Issuance Costs Upon Redemption of Series A Preferred Shares	-	-	-	(2,250)

Net Income Applicable to Common Shareholders	$5,106	$32,687	$52,899	$32,752

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	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Earnings per Share:
BASIC
Income (Loss) from Continuing Operations Applicable to Common Shareholders	$0.03	$(0.01)	$0.27	$0.02
Income (Loss) from Discontinued Operations	0.00	0.17	(0.01)	0.14

Net Income Applicable to Common Shareholders	$0.03	$0.16	$0.26	$0.16

DILUTED
Income (Loss) from Continuing Operations Applicable to Common Shareholders	$0.02	$(0.01)	$0.27	$0.02
Income (Loss) from Discontinued Operations	0.00	0.17	(0.01)	0.14

Net Income Applicable to Common Shareholders	$0.02	$0.16	$0.26	$0.16

Weighted Average Common Shares Outstanding:
Basic	198,629,945	198,994,277	199,109,209	198,390,450
Diluted	200,779,472	198,994,277	201,197,310	201,918,177

Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back preferred share extinguishment costs
•	adding back prior period tax assessment expenses
•	adding back FFO attributed to our partners in consolidated joint ventures; and

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•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

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Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.  The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Net income applicable to common shares	$5,106	$32,687	$52,899	$32,752
(Loss) income allocated to noncontrolling interest	(84)	963	1,016	335
(Income) loss from unconsolidated joint ventures	(87)	1,814	(693)	1,835
Loss (gain) on hotel acquisition	927	12	(12,667)	(12,096)
Development loan recovery	-	-	(22,494)	-
Gain on disposition of hotel properties	-	(31,089)	(7,067)	(32,121)
Loss from impairment of depreciable assets	-	-	1,800	10,314
Depreciation and amortization	16,802	14,628	69,167	55,784
Depreciation and amortization from discontinued operations	-	13	-	7,050
Funds from consolidated hotel operations applicable to common shares and Partnership units	22,664	19,028	81,961	63,853

Income (loss) from unconsolidated joint venture investments	87	(1,814)	693	(1,835)
Impairment of investment in unconsolidated joint ventures	-	1,813	-	1,813
Depreciation and amortization of purchase price in excess of historical cost	143	147	570	596
Interest in depreciation and amortization of unconsolidated joint ventures	1,612	1,774	5,915	6,068
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1,842	1,920	7,178	6,642

Funds from Operations applicable to common shares and Partnership units	24,506	20,948	89,139	70,495

Add:
Non-cash extinguishment of issuance costs upon redemption of Series A Preferred Shares	-	-	-	2,250
Non-cash share based compensation expense	1,872	2,927	6,028	9,746
Acquisition and terminated transaction costs	328	171	2,472	974
Contingent consideration	1,000	-	2,000	-
Amortization of deferred financing costs	704	753	2,768	2,886
Amortization of discounts and premiums	(258)	(213)	(955)	(845)
Deferred financing costs written off in debt extinguishment	26	-	670	545
Straight-line amortization of ground lease expense	122	-	408	2
State and local tax expense related to reassessment of prior period assessment	-	-	302	434

Adjusted Funds from Operations	$28,300	$24,586	$102,832	$86,487

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.14	$0.12	$0.49	$0.41

Diluted Weighted Average Common Shares and Units Outstanding	207,810,478	209,016,369	207,764,287	208,886,212

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Net income applicable to common shareholders	$5,106	$32,687	$52,899	$32,752
(Loss) income allocated to noncontrolling interest	(84)	963	1,016	335
(Income) loss from unconsolidated joint ventures	(87)	1,814	(693)	1,835
Loss (gain) on hotel acquisition	927	12	(12,667)	(12,096)
Development loan recovery	-	-	(22,494)	-
Gain on disposition of hotel properties	-	(31,089)	(7,067)	(32,121)
Loss from impairment of assets	-	-	1,800	10,314
Non-operating interest income	(44)	(13)	(104)	(70)
Distributions to Preferred Shareholders	3,589	3,589	14,356	14,611
Interest expense from continuing operations	11,108	10,642	43,357	40,935
Interest expense from discontinued operations	-	1,084	354	4,863
Extinguishment of issuance costs upon redemption of Series A Preferred Shares	-	-	-	2,250
Income tax benefit	(1,879)	(3,318)	(2,685)	(5,600)
Deferred financing costs written off in debt extinguishment	26	-	670	545
Depreciation and amortization from continuing operations	16,802	14,628	69,167	55,784
Depreciation and amortization from discontinued operations	-	13	-	7,050
Acquisition and terminated transaction costs	328	171	2,472	974
Contingent consideration	1,000	-	2,000	-
Non-cash share based compensation expense	1,872	2,927	6,028	9,746
Straight-line amortization of ground lease expense	122	-	408	2
State and Local tax expense related to reassessment of prior period assessment	-	-	302	434

Adjusted EBITDA from consolidated hotel operations	38,786	34,110	149,119	132,543

Income (loss) from unconsolidated joint venture investments	87	(1,814)	693	(1,835)
Add:
Impairment of investment in unconsolidated joint ventures	-	1,813	-	1,813
Depreciation and amortization of purchase price in excess of historical cost	143	147	570	596
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	3,075	3,527	12,124	12,898

Adjusted EBITDA from unconsolidated joint venture operations	3,305	3,673	13,387	13,472

Adjusted EBITDA	$42,091	$37,783	$162,506	$146,015

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 11

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s web site, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer

Phone:  215-238-1046

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 12